UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): March 19, 2003


                          MID-POWER SERVICE CORPORATION
             (Exact name of registrant as specified in its charter)


     Nevada                          2-85602-D                  88-0478633
     ------                          ---------                  ----------
 (State or other                    (Commission                (IRS Employer
 jurisdiction of                    File Number)            Identification No.)
 incorporation)


                  3753 Howard Hughes Parkway
                           Suite 200
                       Las Vegas, Nevada                           89109
           ----------------------------------------             ----------
           (Address of principal executive offices)             (Zip Code)


                                 (702) 784-7683
               ---------------------------------------------------
              (Registrant's telephone number, including area code)


        3800 Howard Hughes Parkway, Suite 860A, Las Vegas, Nevada, 89109
        -----------------------------------------------------------------
          (Former name or former address, if changed since last report)

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                              ITEM 5. OTHER EVENTS
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         Mid-Power Service Corporation (the "Company") and Edward Mike Davis,
the Company's largest stockholder, have entered into a settlement agreement, subject to court approval, that would result in resolution of all disputes between the Company and Edward Mike Davis. Ultimately, this would mean the dismissal of the Company's Nevada lawsuit against Edward Mike Davis related to the Company's acquisition of the Clear Creek property for consideration that included a $10.0 million promissory note and 17,125,365 shares of the Company's common stock and Edward Mike Davis's Colorado and Wyoming lawsuits against the Company related to the parties' Colorado and Wyoming venture agreements.

         Under the terms of the settlement agreement, Edward Mike Davis will return to the Company for cancellation all of his 17,125,365 shares of the Company's common stock; cancel the Company's $10.0 million promissory note, including all accrued interest, fees and charges; disclaim any interest in the Lakeside Prospect; and reduce his overriding royalty interest in the Clear Creek property from approximately 7.8% to 3.0%, which will be assigned to a third party. The Company will terminate any interest in the Colorado, Wyoming, North Dakota, Montana and Colusa County, California, ventures; issue options to purchase 1,000,000 shares of the Company's common stock at the price of $2.00 per share to certain third parties designated by Edward Mike Davis; and transfer ownership of two gas generators and a work-over rig to Edward Mike Davis.

         The Company submitted the terms of the proposed settlement agreement for approval by the Bankruptcy Court on March 19, 2003, and the Company and Edward Mike Davis are preparing a definitive written agreement documenting the settlement agreement.

                               ___________________

This report contains forward-looking statements. Forward-looking statements are not guarantees of the results of pending litigation, the availability of required funding, our ability to generate substantial revenues, or our ability to continue. Forward-looking statements are subject to risks and uncertainties outside Mid-Power Service Corporation's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see Mid-Power Service Corporation's 2002 annual report on Form 10-KSB, as amended, and other SEC reports..

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

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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              MID-POWER SERVICE CORPORATION


Dated:  March 20, 2003                        By: /s/ James W. Scott
                                                 -------------------------------
                                                  James W. Scott, President

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